D&J Construction, Inc.
P.O. Box 1856
Fremont, Ca. 94538

February 28, 2018

ACM Research, Inc.
42307 Osgood Rd., Unit I
Fremont, CA 94539

RE: Expiration of Lease at 42307 Osgood Rd., Unit I, Fremont, CA

Dear ACM Research, Inc.,

D&J Construction, Inc. feels that we have had a good continuing relationship with you and your company since the first lease period. Your current lease expires with D&J Construction, Inc. on March 31, 2018. D&J Construction, Inc. proposes a new one year lease beginning April 1, 2018 with an ending date of March 31, 2019. D&J Construction, Inc. and ACM Research, Inc. have agreed upon a base monthly rent rate of $3,000.00 plus CAM expense for the one year period.

We hope that you will consider this offer and contact this office, (510) 657-7171, with your decision. We hope that this offer can be extended into an agreement that will be acceptable to both parties. Thank you, again, for leasing from D&J Construction, Inc.

Very Truly Yours,
D&J Construction, Inc.

Tammy Eliscian
President

If this offer is acceptable, please indicate acceptance by signing below and returning to our office. By the undersigned signature this becomes a binding addendum to the original lease with all terms and conditions as set forth in the original lease effective thorough the ending date of this term.

Lillian Chen
Procurement and Office Manager
ACM Research, Inc.